UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2020

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford Road, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2020, Team, Inc. (the “Company”) announced that it had (i) entered into a $150.0 million ABL Credit Agreement, (ii) entered into a $250.0 million Term Loan Credit Agreement and (iii) issued a warrant to purchase up to 3,582,949 shares of the Company’s common stock, par value $0.30 per share (“Common Stock”) as described below.

ABL Credit Agreement

General

On December 18, 2020, the Company, the lenders party thereto, and Citibank, N.A., as agent, entered into a credit agreement (the “ABL Credit Agreement”). Available funding commitments to the Company under the ABL Credit Agreement, subject to certain conditions, total up to $150.0 million, with a $35.0 million sublimit for swingline borrowings and a $50.0 million sublimit for the issuance of letters of credit. Subject to certain conditions, including obtaining additional commitments, the Company may increase the ABL Credit Agreement by an amount not to exceed $50.0 million. The ABL Credit Agreement matures and all outstanding amounts become due and payable on December 18, 2024, provided that to the extent that the Company’s 5.00% Convertible Senior Notes due 2023 (the “Convertible Notes”) have an aggregate outstanding principal amount of $50 million or more 120 days prior to their maturity date (the “Trigger Date”), or if there are Convertible Notes outstanding in an aggregate principal amount of less than $50 million and the Company does not have an agreed amount of availability under the ABL Credit Facility, the ABL Credit Agreement will mature on the Trigger Date (unless the Convertible Notes have been amended to extend their maturity date 180 days past December 18, 2024).

Guarantees and Collateral

The Company’s obligations under the ABL Credit Agreement are guaranteed by certain direct and indirect subsidiaries of the Company (other than certain excluded subsidiaries) (the “ABL Guarantors” and, together with the Company, the “ABL Loan Parties”). The obligations of the Company under the ABL Credit Agreement are secured on a first priority basis by, among other things, accounts receivable, deposit accounts, securities accounts and inventory of the ABL Loan Parties (the “ABL Priority Collateral”) and are secured on a second priority basis by substantially all of the other assets of the ABL Loan Parties (the “Term Loan Priority Collateral”). Availability under the ABL Credit Agreement is based on the percentage of the value of accounts receivable and inventory, as reduced by certain reserves.

Interest, Fees and Prepayments

Loans under the ABL Credit Agreement bear interest through maturity at a variable rate based upon, at the Company’s option, an annual rate of either a Base Rate or a LIBOR rate, plus an applicable margin (“Base Rate Advance” and “LIBOR Rate Advance”, respectively). The Base Rate is defined as a fluctuating interest rate equal to the greatest of (1) the federal funds rate plus 0.50%, (2) Citibank, N.A.’s prime rate, and (3) the one-month LIBOR rate plus 1.00%. The applicable margin is defined as a rate between 1.75% to 2.25% for Base Rate Advances with a 1.75% Base Rate floor and between 2.75% and 3.25% for LIBOR Rate Advances, depending on the amount of average excess availability under the ABL Credit Agreement with a 0.75% LIBOR floor. The fee for undrawn amounts ranges from 0.375% to 0.50%, depending on usage of the facility. Interest is payable either (a) monthly for Base Rate Advances or (b) for LIBOR Rate Advances, on the earlier of (1) the last day of the interest period, which can be one, two, three or six months as selected by the Company or (2) the day prior to the last day of each three-month interval. The Company will also be required to pay customary letter of credit fees, as necessary. The Company may make voluntary prepayments of the loans under the ABL Credit Agreement from time to time. Amounts repaid may be re-borrowed, subject to compliance with the borrowing base and the other conditions set forth in the ABL Credit Agreement.

Covenants and Events of Default

The ABL Credit Agreement contains customary conditions to borrowings, events of default and covenants, including covenants that restrict the Company’s ability to sell assets, make changes to the nature of the Company’s business, engage in mergers or acquisitions, incur, assume or permit to exist additional indebtedness and guarantees, create or permit to exist liens, pay dividends, issue equity instruments, make distributions or redeem or repurchase capital stock or make other investments, engage in transactions with affiliates and make payments in respect of certain debt. The ABL Credit Agreement also requires that if the Company’s excess availability is less than the greater of (a) $15.0 million and (b) 10.00% of the lesser of (1) the current borrowing base and (2) the commitments under the ABL Credit Agreement then in effect, the Company will maintain compliance with a consolidated fixed charge coverage ratio covenant of at least 1.00 to 1.00. In addition, the ABL Credit Agreement includes customary events of default, the occurrence of which may require that the Company pay an additional 2.0% interest on the outstanding loans under the ABL Credit Agreement.

The foregoing summary of the ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the ABL Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Term Loan Credit Agreement

General

On December 18, 2020, the Company, Atlantic Park Strategic Capital Fund, L.P. (“Atlantic Park”), as agent, and APSC Holdco II, L.P., (“APSC”), as lender, entered into a credit agreement (the “Term Loan Credit Agreement”). Available funding commitments to the Company under the Term Loan Credit Agreement, subject to certain conditions, total up to $250.0 million. Subject to certain conditions, including obtaining commitments from lenders, the Company may increase the Term Loan Credit Agreement by an amount not to exceed $100.0 million. The Term Loan Credit Agreement matures and all outstanding amounts become due and payable on December 18, 2026, provided that to the extent the Convertible Notes have an aggregate outstanding principal amount of $50 million or more on the Trigger Date, the Term Loan Credit Agreement will terminate on the Trigger Date (unless the maturity of the Convertible Notes has been extended 91 days past December 18, 2026).

Guarantees and Collateral

The Company’s obligations under the Term Loan Credit Agreement are guaranteed by certain direct and indirect subsidiaries of the Company (other than certain excluded subsidiaries). The obligations of the Company under the Term Loan Credit Agreement are secured on a first priority basis by, subject to certain exceptions, the Term Loan Priority Collateral and are secured on a second priority basis by the ABL Priority Collateral.

Interest, Fees and Prepayments

Loans under the Term Loan Credit Agreement bear interest through maturity at a variable rate based upon, at the Company’s option, an annual rate of either a Base Rate or a LIBOR rate, plus an applicable margin (“Term Loan Base Rate Advance” and “Term Loan LIBOR Rate Advance”). The Base Rate is defined as a fluctuating interest rate equal to the greatest of (1) the federal funds rate plus 0.50%, (2) the prime rate as specified in the Term Loan Credit Agreement, and (3) one month LIBOR rate plus 1.00%. The applicable margin is defined as a rate of 6.50% for Term Loan Base Rate Advances with a 2.00% Base Rate floor and 7.50% for Term Loan LIBOR Rate Advances with a 1.00% LIBOR floor. Interest is payable either (a) monthly for Term Loan Base Rate Advances or (b) for Term Loan LIBOR Rate Advances, on the earlier of (1) the last day of the interest period, which can be one, two, three or six months as selected by the Company or (2) the day prior to the last day of each three month interval. The loans under the Term Loan Credit Agreement were issued with an original issue discount of 3.00%. The loans under the Term Loan Credit Agreement are, in whole or in part, prepayable any time and from time to time, at a prepayment premium (including a make whole during the first two years) specified in the Term Loan Credit Agreement (subject to certain exceptions), plus accrued and unpaid interest.

Covenants and Events of Default

The Term Loan Credit Agreement contains customary conditions to borrowings, events of default and covenants, including covenants that restrict the Company’s ability to sell assets, make changes to the nature of the Company’s business, engage in mergers or acquisitions, incur, assume or permit to exist additional indebtedness and guarantees, create or permit to exist liens, pay dividends, issue equity instruments, make distributions or redeem or repurchase capital stock or make other investments, engage in transactions with affiliates and make payments in respect of certain debt.

The Company is required to comply with two financial maintenance covenants set forth in the Term Loan Credit Agreement. First, the Company must maintain a total net leverage ratio of less than or equal to 7.00 to 1.00, to be tested on a last twelve-month basis at the end of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2022. Second, the Company must not exceed $33.0 million in capital expenditures on a last twelve-month basis, tested at the end of the second and fourth fiscal quarter of each year, provided that this financial covenant will not apply if the total net leverage ratio for such quarter is less than or equal to 4.00 to 1.00. In addition, the Term Loan Credit Agreement includes customary events of default, the occurrence of which may require that the Company pay an additional 2.0% interest on the outstanding loans under the Term Loan Credit Agreement.

The foregoing summary of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Use of Proceeds

The Company has used borrowings under the ABL Credit Agreement and the Term Loan Credit Agreement to repay in full its obligations under its existing banking credit facility and to pay fees and expenses in connection with the ABL Credit Agreement and the Term Loan Credit Agreement. The Company expects to use borrowings under the ABL Credit Agreement and the Term Loan Credit Agreement to repurchase a portion of its outstanding Convertible Notes (subject to the satisfaction of closing conditions) and for general corporate purposes.

Warrant

In connection with execution of the Term Loan Credit Agreement, the Company issued to APSC a warrant to purchase up to 3,582,949 shares of Common Stock (the “Warrant”). The Warrant is exercisable at the holder’s option at any time and from time to time, in whole or in part, until June 14, 2028, at an exercise price of $7.75 per share of Common Stock. The exercise price and the number of shares of Common Stock issuable on exercise of the Warrant are subject to certain antidilution adjustments, including for stock dividends, stock splits, reclassifications, noncash distributions, cash dividends, certain equity issuances and business combination transactions.

The Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued in a private placement pursuant to Section 4(a)(2) thereof. The Company relied on this exemption from registration based in part on representations made by APSC in the Warrant.

The foregoing summary of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Form of Common Stock Purchase Warrant, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Registration Rights and Lock-Up Agreement

In connection with the issuance of the Warrant, the Company and APSC entered into a Registration Rights and Lock-Up Agreement dated December 18, 2020 (the “Registration Rights Agreement”), pursuant to which APSC and its transferees are entitled to certain registration rights. Under the terms of the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the Securities and Exchange Commission with respect to the shares of Common Stock for which the Warrant may be exercised. APSC and its transferees are entitled to customary demand and piggyback rights with respect to the shares of Common Stock for which the Warrant may be exercised. Under the Registration Rights Agreement, the Company agreed to indemnify APSC and its officers, directors, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells the Company’s Common Stock, unless such liability arose from APSC’s misstatement or omission, and APSC agreed to indemnify the Company against all losses caused by its misstatements or omissions. The Company will pay all registration and offering-related expenses incidental to its performance under the Registration Rights Agreement, and APSC will pay its portion of all underwriting discounts and commissions relating to the sale of its Common Stock under the Registration Rights Agreement.

The Warrant (and shares of Common Stock issuable upon exercise of the Warrant) are transferable upon the earliest to occur of (i) the date that is 365 days from the date hereof, (ii) the last consecutive trading day where the last reported sale price of the Common Stock equals or exceeds $20.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 10 trading days within any 15-trading day period commencing at least 180 days after the date hereof, or (iii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, without consent of the Company, except for transfers to certain disqualified institutions pursuant to one or more privately negotiated transactions.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Report is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

Convertible Notes Repurchase

The Company has entered into separate, privately negotiated transactions (the “Agreements”) with certain holders of its existing Convertible Notes to repurchase approximately $137 million aggregate principal amount of the Convertible Notes for approximately $136 million (plus accrued and unpaid interest to the repurchase date). The Convertible Notes repurchases are expected to close on or about December 22, 2020, subject to customary closing conditions. Such repurchases of the Convertible Notes could affect the market price of the Company’s Common Stock.

On December 18, 2020, the Company issued a press release (the “Press Release”) announcing that it had entered into the ABL Credit Agreement and the Term Loan Credit Agreement, issued the Warrant and entered into agreements to repurchase approximately $137 million aggregate principal amount of Convertible Notes, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant No. 1, dated December 18, 2020, between the Company and APSC Holdco II, L.P.

4.2*	Registration Rights and Lock-Up Agreement, dated December 18, 2020, by and between the Company and APSC Holdco II, L.P.

10.1*	Credit Agreement, dated as of December 18, 2020, among Team, Inc., as Borrower, the lenders from time to time party thereto, Citibank, N.A., as Agent, Joint Lead Arranger and Joint Bookrunner, Bank of America, N.A., as Joint Lead Arranger and Joint Bookrunner, Wells Fargo Bank, National Association, as Co-Syndication Agent, and Regions Bank as Co-Syndication Agent.

10.2*	Term Loan Credit Agreement, dated as of December 18, 2020, among Team, Inc., as Borrower, the lenders from time to time party thereto, and Atlantic Park Strategic Capital Fund, L.P., as agent.

99.1	Press Release, dated December 18, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

*Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary

Dated: December 21, 2020